UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 19, 2018

CymaBay Therapeutics, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	001-36500	94-3103561
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7999 Gateway Blvd., Suite 130

Newark, CA 94560

(Address of principal executive offices)

(510) 293-8800

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 1.01.	Entry into a Material Definitive Agreement.

On November 8, 2013, CymaBay Therapeutics, Inc. (“CymaBay”) entered into a lease (the “Lease”) with BMR-Pacific Research Center LP (the “Landlord”), as landlord, for office space located at 7999 Gateway Boulevard, Newark, California (the “Premises”). On April 19, 2018, CymaBay and the Landlord entered into an amendment to the Lease (together with the Lease, the “Amended Lease”), effective as of April 16, 2018, to, among other things, relocate and expand CymaBay’s main offices. The Amended Lease covers approximately 17,698 square feet of office space located at 7575 Gateway Boulevard, Newark, California (the “New Premises”).

The term of the Amended Lease was extended to January 15, 2024. CymaBay has an option to further extend the term of the Amended Lease for an additional five years, which would commence upon the expiration of the term, at a market rate determined according to the Amended Lease.

The total monthly base rent under the Amended Lease for the New Premises will be $52,209.10 for months 1-12 after CymaBay takes possession of the New Premises (anticipated to be on or around December 1, 2018) (the “New Premises Commencement Date”). Base rent shall increase by 3% of the then-current base rent annually thereafter. In addition, during the term of the Amended Lease, CymaBay will pay the Landlord, on a monthly basis, specified percentages of certain operating expenses, property management fees and taxes related to the New Premises incurred by the Landlord. The Landlord will provide occupancy to CymaBay of the New Premises upon the substantial completion of certain tenant improvements. CymaBay will pay $75,000 to the Landlord as CymaBay’s contribution to the New Premises tenant improvements.

In connection with the Amended Lease, CymaBay will increase the deposit held by the Landlord by $105,931.50 (to total $156,627.30) as security for CymaBay’s payment and performance of its obligations under the Amended Lease.

The foregoing summary of the Amended Lease does not purport to be complete and is qualified in its entirety by reference to the Lease, which was filed as Exhibit 10.27 to CymaBay’s Form 10-Q filed on November 25, 2013, and the amendment to the Lease, which will be filed as an exhibit to CymaBay’s Quarterly Report on Form 10-Q.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CymaBay Therapeutics, Inc.

By:	/s/ Paul Quinlan
Name:	Paul Quinlan
Title:	General Counsel

Dated: April 20, 2018